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                                                                EXHIBIT 10.A.51


                              APPLE COMPUTER, INC.
                       1998 EXECUTIVE OFFICER STOCK PLAN
                           (AS AMENDED THROUGH 5/3/00)

    1.  PURPOSES OF THE PLAN.  The purposes of this Stock Plan are:

       to attract and retain the best available personnel for positions of substantial responsibility;

       to provide additional incentive to the Chairman and/or Executive Officers and other key employees; and

       to promote the success of the Company's business.

    Options granted under the Plan may be Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock appreciation rights ("SARs") may be granted under the Plan in connection with Options or independently of Options. Stock Purchase Rights may also be granted under the Plan.

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

        (b) "AGREEMENT" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option, SAR or Stock Purchase Right grant. The Agreement is subject to the terms and conditions of the Plan.

        (c) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options, SARs or Stock Purchase Rights are, or will be, granted under the Plan.

        (d)  "BOARD" means the Board of Directors of the Company.

        (e)  "CHAIRMAN" means the Chairman of the Board.

        (f)  "CODE" means the Internal Revenue Code of 1986, as amended.

        (g) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

        (h)  "COMMON STOCK" means the common stock of the Company.

        (i)  "COMPANY" means Apple Computer, Inc., a California corporation.

        (j) "CONTINUOUS STATUS AS CHAIRMAN" unless determined otherwise by the Administrator, means the absence of any interruption or termination as Chairman of the Board with the Company. Continuous Status as Chairman shall not be considered interrupted in the case of medical leave, military leave, family leave, or any other leave of absence approved by the Administrator, provided, in each case, that such leave does not result in termination as Chairman with the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute status as "Chairman" by the Company.

        (k) "CONTINUOUS STATUS AS AN EMPLOYEE" means the absence of any interruption or termination of the employment relationship with the Company or any Subsidiary. Continuous Status as an Employee shall not be

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    considered interrupted in the case of (i) medical leave, military leave, family leave, or any other leave of absence approved by the Administrator, provided, in each case, that such leave does not result in termination of the employment relationship with the Company or any Subsidiary, as the case may be, under the terms of the respective Company policy for such leave; however, vesting may be tolled while an employee is on an approved leave of absence under the terms of the respective Company policy for such leave; or (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries, or its successor; For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Chairman nor as a Director nor payment of a director's fee by the Company shall be sufficient to constitute 'employment' by the Company.

        (l) "Director" means a member of the Board.

       (m) "Employee" means any person employed by the Company or any Parent or Subsidiary of the Company subject to (k) above.

        (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (o) "Executive Officer" means any person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (p) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

           (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system, on the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

           (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination or, if there are no quoted prices on the date of determination, on the last day on which there are quoted prices prior to the date of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

        (q) "Incentive Stock Option"means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder and is expressly designated by the Administrator at the time of grant as an incentive stock option.

        (r) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (s) "Option" means a stock option granted pursuant to the Plan.

        (t) "Optioned Stock" means the Common Stock subject to an Option, SAR or Stock Purchase Right.

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        (u) "Optionee" means the holder of an outstanding Option, SAR or Stock
    Purchase Right.

        (v) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (w) "Plan" means this 1998 Executive Officer Stock Plan.

        (x) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 12 of the Plan.

        (y) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (z) "SAR" means a stock appreciation right granted pursuant to Section 10 below.

       (aa) "Section 16(b)" means Section 16(b) of the Exchange Act.

       (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

       (cc) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 12 of the Plan, as evidenced by an Agreement.

       (dd) "Subsidiary" means a 'subsidiary corporation', whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan or for which SARs or Stock Purchase Rights may be granted and exercised is 19,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

    In the discretion of the Administrator, any or all of the Shares authorized under the Plan may be subject to SARs issued pursuant to the Plan.

    If an Option, SAR or Stock Purchase Right issued under the Plan should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for other Options, SARs or Stock Purchase Rights under this Plan (unless the Plan has terminated); however, should the Company reacquire Shares which were issued pursuant to the exercise of an Option or SAR, such Shares shall not become available for future grant under the Plan. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such shares shall become available for future grant under the Plan.

    4.  ADMINISTRATION OF THE PLAN.

        (a)  PROCEDURE.

           (i) MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to the Plan, and by the legal requirements of the Applicable Laws relating to the administration of stock plans such as the Plan, if any, the Plan may (but need not) be administered by different administrative bodies with respect to (A) Directors who are not Employees, (B) Directors who are Employees, (C) Officers who are not Directors and (D) Employees who are neither Directors nor Officers.

           (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Options or SARs granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

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          (iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

           (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

        (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

           (i) to determine the Fair Market Value;

           (ii) to select the person(s) to whom Options, SARs and Stock Purchase Rights may be granted hereunder;

          (iii) to determine the number of shares of Common Stock to be covered by each Option, SAR or Stock Purchase Right granted hereunder;

           (iv) to approve forms of agreement for use under the Plan;

           (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option, SAR or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the date of grant, the time or times when Options, SARs or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, SAR or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

           (vi) to reduce the exercise price of any Option, SAR or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option, SAR or Stock Purchase Right shall have declined since the date the Option, SAR or Stock Purchase Right was granted;

          (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

         (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

           (ix) to modify or amend each Option, SAR or Stock Purchase Right (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

           (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option, SAR or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

           (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option, SAR or Stock Purchase Right previously granted by the Administrator; and

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          (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

        (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options, SARs or Stock Purchase Rights.

    5. ELIGIBILITY. Nonstatutory Stock Options, SARs and Stock Purchase Rights may be granted to the Chairman, Executive Officers and other key employees or to such other individuals as determined by the Administrator whom the Company has offered a position of Chairman or Executive Officer. Incentive Stock Options may be granted only to Executive Officers and other key employees.

    6.  LIMITATIONS.

        (a) Each Option shall be designated in the Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (b) Neither the Plan nor any Option, SAR or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as an Employee with or Chairman of the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

        (c) The following limitations shall apply to grants of Options and SARs:

           (i) No participant shall be granted, in any fiscal year of the Company, Options or SARs to purchase more than 17,000,000 Shares;

           (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 15;

          (iii) If an Option or SAR is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the canceled Option will be counted against the limits set forth in subsections (i) above. For this purpose, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

    7. TERM OF PLAN. Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

    8. TERM OF OPTION. The term of each Option shall be stated in the Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Agreement.

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    9.  OPTION EXERCISE PRICE AND CONSIDERATION.

        (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

           (i) In the case of an Incentive Stock Option;

              (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

               (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant;

           (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as 'performance-based compensation' within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant;

          (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant as determined by the Administrator or pursuant to a merger or other corporate transaction.

        (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

        (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

           (i) cash;

           (ii) check;

          (iii) promissory note;

           (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

           (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

           (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii) any combination of the foregoing methods of payment; or

         (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

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    10.  STOCK APPRECIATION RIGHTS.

        (a) GRANTED IN CONNECTION WITH OPTIONS. At the sole discretion of the Administrator, SARs may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option. The following provisions apply to SARs that are granted in connection with Options:

           (i) The SAR shall entitle the Optionee to exercise the SAR by surrendering to the Company unexercised a portion of the related Option. The Optionee shall receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the SAR of the Common Stock covered by the surrendered portion of the related Option over (y) the exercise price of the Common Stock covered by the surrendered portion of the related Option. Notwithstanding the foregoing, the Administrator may place limits on the amount that may be paid upon exercise of a SAR; provided, however, that such limit shall not restrict the exercisability of the related Option;

           (ii) When a SAR is exercised, the related Option, to the extent surrendered, shall no longer be exercisable;

          (iii) A SAR shall be exercisable only when and to the extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires; and

           (iv) A SAR may only be exercised at a time when the Fair Market Value of the Common Stock covered by the related Option exceeds the exercise price of the Common Stock covered by the related Option.

        (b) INDEPENDENT SARS. At the sole discretion of the Administrator, SARs may be granted without related Options. The following provisions apply to SARs that are not granted in connection with Options:

           (i) The SAR shall entitle the Optionee, by exercising the SAR, to receive from the Company an amount equal to the excess of (x) the Fair Market Value of the Common Stock covered by exercised portion of the SAR, as of the date of such exercise, over (y) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the date on which the SAR was granted; provided, however, that the Administrator may place limits on the amount that may be paid upon exercise of a SAR; and

           (ii) SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Optionee's Agreement.

        (c) FORM OF PAYMENT. The Company's obligation arising upon the exercise of a SAR may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine. Shares issued upon the exercise of a SAR shall be valued at their Fair Market Value as of the date of exercise.

        (d) RULE 16b-3. SARs granted hereunder shall contain such additional restrictions as may be required to be contained in the Plan or Agreement in order for the SAR to qualify for the maximum exemption provided by Rule 16b-3.

    11.  EXERCISE OF OPTION OR SAR.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option or SAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Agreement. An Option may not be exercised for a fraction of a Share.

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        An Option or SAR shall be deemed exercised when the Company receives:
    (i) written or electronic notice of exercise (in accordance with the terms of the Option or SAR) from the person entitled to exercise the Option or SAR, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

        Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Exercise of a SAR in any manner shall, to the extent the SAR is exercised, result in a decrease in the number of Shares which thereafter shall be available for purposes of the Plan, and the SAR shall cease to be exercisable to the extent it has been exercised.

        (b) TERMINATION OF CONTINUOUS STATUS AS CHAIRMAN. Upon termination of an Optionee's Continuous Status as Chairman (other than termination by reason of the Optionee's death), the Optionee may, but only within ninety (90) days after the date of such termination, exercise his or her Option or SAR to the extent that it was exercisable at the date of such termination. Notwithstanding the foregoing, however, an Option or SAR may not be exercised after the date the Option or SAR would otherwise expire by its terms due to the passage of time from the date of grant.

        (c) TERMINATION OF CONTINUOUS EMPLOYMENT. Upon termination of an Optionee's Continuous Status as Employee (other than termination by reason of the Optionee's death), the Optionee may, but only within ninety (90) days after the date of such termination, exercise his or her Option or SAR to the extent that it was exercisable at the date of such termination. Notwithstanding the foregoing, however, an Option or SAR may not be exercised after the date the Option or SAR would otherwise expire by its terms due to the passage of time from the date of grant.

        (d) DEATH OF OPTIONEE. If an Optionee dies (i) while an Employee or Chairman, the Option or SAR may be exercised at any time within six (6) months (or such other period of time not exceeding twelve (12) months as determined by the Administrator) following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and terminated his or her employment six (6) months (or such other period of time not exceeding twelve (12) months as determined by the Administrator) after the date of death; or (ii) within ninety (90) days after the termination of Continuous Status as an Employee or Chairman, the Option or SAR may be exercised, at any time within six (6) months (or such other period of time not exceeding twelve (12) months as determined by the Administrator) following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. If the Option or SAR is not so exercised within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

        Notwithstanding the foregoing, however, an Option or SAR may not be exercised after the date the Option or SAR would otherwise expire by its terms due to the passage of time from the date of grant.

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        (e)  BUYOUT PROVISIONS.  The Administrator may at any time offer to buy out for a payment in cash or Shares an Option or SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    12.  STOCK PURCHASE RIGHTS.

        (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Optionee in writing or electronically, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Optionee shall be entitled to purchase, the price to be paid, and the time within which the Optionee must accept such offer. The offer shall be accepted by execution of an Agreement in the form determined by the Administrator.

        (b) REPURCHASE OPTION. Unless the Administrator determines otherwise, the Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

        (c) OTHER PROVISIONS. The Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

        (d) RIGHTS AS A SHAREHOLDER. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

    13. TRANSFERABILITY OF OPTIONS, SARS AND STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, an Option, SAR or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option, SAR or Stock Purchase Right transferable, such Option, SAR or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

    14. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. When an Optionee incurs tax liability in connection with the exercise of an Option, SAR or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation (including, at the election of the Optionee, any additional amount which the Optionee desires to have withheld in order to satisfy in whole or in part the Optionee's full estimated tax in connection with the exercise) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued upon exercise of the SAR or Stock Purchase Right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld (and any additional amount desired to be withheld, as aforesaid). The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

    All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

        (i) the election must be made on or prior to the applicable Tax Date;
    and

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        (ii) all elections shall be subject to the consent or disapproval of the
    Administrator.

    In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option, SAR or Stock Purchase Right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

    15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, SAR or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, SARs or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, SAR or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option, SAR or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option, SAR or Stock Purchase Right.

        (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options, SARs and Stock Purchase Rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option, SAR or Stock Purchase Right shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option, SAR or Stock Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option, SAR or Stock Purchase Right would not otherwise be exercisable.

        (c) MERGER OR ASSET SALE. Unless otherwise determined by the Administrator, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option, SAR and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, SAR or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option, SAR or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option, SAR or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option, SAR or Stock Purchase Right shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option, SAR or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option, SAR or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option, SAR or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other

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

    securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the succesor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, SAR or Stock Purchase Right, for each Share of Optioned Stock subject to the Option, SAR or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

        (d) CHANGE IN CONTROL. In the event of a "Change in Control" of the Company, as defined in paragraph (e) below, unless otherwise determined by the Administrator prior to the occurrence of such Change in Control, the following acceleration and valuation provisions shall apply:

           (i) Any Options, SARs and Stock Purchase Rights outstanding as of the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested; and

          (ii) The value of all outstanding Options, SARs and Stock Purchase Rights shall, unless otherwise determined by the Administrator at or after grant, be cashed-out. The amount at which such Options, SARs and Stock Purchase Rights shall be cashed out shall be equal to the excess of
       (x) the Change in Control Price (as defined below) over (y) the exercise price of the Common Stock covered by the Option, SAR or Stock Purchase Right. The cash-out proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option, SAR or Stock Purchase Right by bequest or inheritance.

        (e)  DEFINITION OF "CHANGE IN CONTROL".  For purposes of this
    Section 15, a "Change in Control" means the happening of any of the following:

           (i) When any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

           (ii) The occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

        (f) CHANGE IN CONTROL PRICE. For purposes of this Section 15, "Change in Control Price" shall be, as determined by the Administrator, (i) the highest Fair Market Value at any time within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Administrator (the "60-Day Period"), or (ii) the highest price paid or offered, as determined by the Administrator, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period.

    16. DATE OF GRANT. The date of grant of an Option, SAR or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, SAR or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

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    17.  AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

        (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

        (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options, SARs or Stock Purchase Rights granted under the Plan prior to the date of such termination.

    18.  CONDITIONS UPON ISSUANCE OF SHARES.

        (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option, SAR or Stock Purchase Right unless the exercise of such Option, SAR or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option, SAR or Stock Purchase Right, the Company may require the person exercising such Option, SAR or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    19. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    20. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    21. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

    22. NON-U.S. EMPLOYEES. Notwithstanding anything in the Plan to the contrary, with respect to any employee who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

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